Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-62173, 333-44544 and 333-116745 on Form S-8 of Xeta Technologies, Inc. of our report dated January 2, 2008 relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Xeta Technologies, Inc. for the years ended October 31, 2007, 2006 and 2005.

/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma
January 2, 2008